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                                                                   EXHIBIT 26(K)

Securian Financial Group, Inc.
400 Robert Street North
St. Paul, MN 55101-2098
www.securian.com
651.665.3500

                                                              [LOGO OF SECURIAN]



April 27, 2012



Minnesota Life Insurance Company
400 Robert Street North
St. Paul, Minnesota 55101


RE: File Numbers 811-4585 and 333-120704

    Post-Effective Amendment Number 9



Gentlepersons:



In my capacity as counsel for Minnesota Life Insurance Company (the "Company"), I have reviewed certain legal matters relating to the Company's Separate Account entitled Minnesota Life Variable Life Account (the "Account") in connection with the Post-Effective Amendment Number 9 to the Registration Statement on Form N-6. This Registration Statement is to be filed by the Company and the Account with the Securities and Exchange Commission under the Investment Company Act of 1940 and the Securities Act of 1933, as amended, with respect to certain variable life insurance policies.



Based upon that review, I am of the following opinion:

     1. The Account is a separate account of the Company duly created and validly existing pursuant of the laws of the State of Minnesota; and

     2. The issuance and sale of the variable life insurance policies funded by the Account have been duly authorized by the Company and such policies, when issued in accordance with and as described in the current Prospectus contained in the Registration Statement, and upon compliance with applicable local and federal laws, will be legal and binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


/s/ Timothy E. Wuestenhagen

Timothy E. Wuestenhagen
Senior Counsel


TEW:tmy


Securian Financial Group provides financial security for individuals and businesses through its subsidiaries including Minnesota Life Insurance Company, Advantus Capital Management, Securian Financial Services and Securian Trust Company.
F62483 02-2005